EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS


GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Motors Corporation of our reports dated January 30, 1995 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITEE & TOUCHE LLP

Detroit, Michigan
November 13, 1995